UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 7, 2008

GP Strategies Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-7234	13-1926739
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6095 Marshalee Drive, Suite 300, Elkridge, MD	21075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (410) 379-3600

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Compensation Committee of the Board of Directors of GP Strategies Corporation, a Delaware corporation (“the Company”), approved the grant of restricted stock units to the Board of Directors and certain of the Company’s officers and key employees. On November 7, 2008, an aggregate of 312,500 restricted stock units were granted pursuant to the Company’s 2003 Incentive Stock Plan. The restricted stock units vest over the course of four years with 25% vesting on each anniversary subsequent to the November 7, 2008 grant date.

The following Named Executive Officers were granted restricted stock units:

Name	Title	No. of Stock Units
Scott N. Greenberg	Chief Executive Officer	20,000
Douglas E. Sharp	President	17,500
Sharon Esposito-Mayer	Executive Vice President & Chief Financial Officer	13,333
Karl Baer	Executive Vice President	12,500

The Company will file the Stock Unit Agreements for the Named Executive Officers with its annual report on Form 10-K for the year ended December 31, 2008.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: November 13, 2008	/s/ Kenneth L. Crawford
Kenneth L. Crawford
Senior Vice President, General Counsel & Secretary